UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2021, MGP Ingredients, Inc. (the “Company”) entered into an Amendment No. 2 to Credit Agreement (the “Bank Credit Facility Amendment”), which amended the Company’s existing credit agreement with Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender thereunder, and various lenders parties thereto (the “Bank Credit Facility”). In connection with the Bank Credit Facility Amendment, the Company also entered into a Fourth Amendment to Note Purchase Agreement and Private Shelf Agreement (the “Note Purchase Agreement Amendment”), which amended the Company's existing note purchase and private shelf agreement with PGIM, Inc. and certain of its affiliates, as purchasers (the “Note Purchase Facility”).

Pursuant to the Bank Credit Facility Amendment, the Company increased the maximum principal amount available to be outstanding thereunder by an additional $100 million (to a total of $400 million). Additionally, the Company extended the maturity of the Bank Credit Facility to May 14, 2026, and refreshed the existing accordion feature thereunder to permit the Company, subject to obtaining lender approval, to increase the amount of the revolving credit facility by up to an additional $100 million (to a total of $500 million). The Bank Credit Facility Amendment also permits the Company, if it elects, to incur certain additional indebtedness and liens, to make certain additional investments and to enter certain other transactions. The Note Purchase Agreement Amendment likewise permits the Company to incur such additional indebtedness and liens, to make such additional investments and to enter into such other transactions.

The Bank Credit Facility Amendment and the Note Purchase Agreement Amendment also relaxed the Company's leverage ratio financial covenant under the Bank Credit Facility and Note Purchase Facility, respectively, and, in the case of the Note Purchase Facility, subject to the Company's payment of additional fees if the leverage ratio exceeds a certain amount. The Bank Credit Facility Amendment and the Note Purchase Agreement Amendment also imposed certain additional restrictions on the Company's ability to pay dividends or repurchase its stock, subject to certain exceptions.

The foregoing descriptions of the Bank Credit Facility Amendment and the Note Purchase Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Bank Credit Facility Amendment and the Note Purchase Agreement Amendment, which are attached as Exhibits 10.1, and10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment No. 2 to Credit Agreement between MGP Ingredients, Inc. and Wells Fargo Bank, National Association, dated May 14, 2021

10.2*	Fourth Amendment to Note Purchase and Private Shelf Agreement between MGP Ingredients, Inc. and certain noteholders affiliated with PGIM, Inc., dated May 14, 2021

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: May 20, 2021	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer